UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   X
Filed by a Party other than the Registrant

Check the appropriate box:
        Preliminary Proxy Statement
        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  X   Definitive Proxy Statement
         Definitive Additional Materials
        Soliciting Material Pursuant to Section 240.14a-12

FIRST PULASKI NATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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        calculated and state how it was determined):
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        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FIRST PULASKI NATIONAL CORPORATION
PULASKI, TENNESSEE 38478

MARK A. HAYES
CHAIRMAN OF THE BOARD

April 9, 2010

Dear Shareholder:

       You are cordially invited to attend the Annual Meeting of Shareholders of First Pulaski National Corporation (the "Company"), the holding company for First National Bank of Pulaski. The meeting will be held in the Cox & Curry Center of First National Bank of Pulaski (the "Bank") at 206 South First Street, Pulaski, Tennessee 38478, on Thursday, April 29, 2010, at 12:45 p.m., local time. A complimentary luncheon will precede the meeting at 12:00 noon.

       The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to appropriate questions of shareholders. A copy of the Company's Annual Report to Shareholders for the year 2009 is also included with this mailing.

       It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card. There will be a registration table in the lobby of the Bank where you should report upon your arrival in order that we may properly register your vote, whether by proxy or in person. We ask that you do this prior to the luncheon.

       We look forward to seeing you at the meeting.

                                                                                                      Sincerely,
                                                                                                      /s/Mark A. Hayes
                                                                                                      Mark A. Hayes
                                                                                                      Chairman of the Board

FIRST PULASKI NATIONAL CORPORATION
206 SOUTH FIRST STREET
PULASKI, TENNESSEE 38478

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On April 29, 2010

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Pulaski National Corporation (the "Company") will be held in the Cox & Curry Center of First National Bank of Pulaski located at 206 South First Street, Pulaski, Tennessee 38478, on Thursday, April 29, 2010, at 12:45 p.m., local time, for the following purposes:

(1)  To elect thirteen (13) directors of the Company;

(2)  To ratify the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(3)  To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

       Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on March 23, 2010 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

       You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed postage-paid envelope. If you attend the meeting and wish to vote in person you may revoke your proxy at that time and vote by ballot.

                                                                                 BY ORDER OF THE BOARD OF DIRECTORS

                                                                                 /s/Tracy Porterfield

                                                                                 TRACY PORTERFIELD
                                                                                 CORPORATE SECRETARY

Pulaski, Tennessee
April 9, 2010

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to be Held on April 29, 2010

       Pursuant to rules promulgated by the Securities and Exchange Commission, we have provided access to these proxy statement materials (which includes this proxy statement, a proxy card and our 2009 Annual Report) both by sending you this full set of proxy statement materials, including a proxy card, and by notifying you of the availability of such materials on the Internet.

       This proxy statement, the Company's 2009 Annual Report and a proxy card are available at http://www.fnbforyou.com/financials.asp.

       The Annual Meeting of Shareholders will be held April 29, 2010 at 12:45 p.m. local time in the Cox & Curry Center of First National Bank of Pulaski, Tennessee at 206 South First Street, Pulaski, Tennessee 38478. In order to obtain directions to attend the Annual Meeting of Shareholders, please call Tracy Porterfield, our Corporate Secretary, at (931) 363-2585.

       The Proposals to be voted upon at the Annual Meeting of Shareholders, all of which are more completely set forth in this proxy statement, are as follows:

(1)  To elect thirteen (13) directors of the Company;

(2)  To ratify the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(3)  To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

       Our Board of Directors recommends that you vote FOR the approval of each of the listed proposals.

PROXY STATEMENT
OF
FIRST PULASKI NATIONAL CORPORATION
206 SOUTH FIRST STREET
PULASKI, TENNESSEE 38478
(931) 363-2585

ANNUAL MEETING OF SHAREHOLDERS
APRIL 29, 2010

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Pulaski National Corporation (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Meeting"). The Company is the holding company for First National Bank of Pulaski (the "Bank"). The Meeting will be held in the Cox & Curry Center of First National Bank of Pulaski at 206 South First Street, Pulaski, Tennessee 38478, on Thursday April 29, 2010, at 12:45 p.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about April 9, 2010.

VOTING AND PROXY PROCEDURE

       Shareholders Entitled to Vote. Shareholders of record as of the close of business on March 23, 2010 ("the Voting Record Date") are entitled to one vote for each share of common stock, $1.00 par value per share, (the "Common Stock") of the Company then held. At the close of business on the Voting Record Date, the Company had 1,561,916 shares of Common Stock issued and outstanding held by 1,565 shareholders or record.

       If your Company Common Stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. If you wish to change your voting instructions after you have returned your voting instructions form to your broker or bank, you must contact your broker or bank.

       Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

       Voting. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. When a proxy card is returned to the Company properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below and FOR the ratification of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm. If a shareholder attends the Meeting, he or she may revoke his or her proxy and vote by ballot.

       The directors to be elected at the Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. The ratification of Crowe Horwath LLP as the Company's independent registered public accounting firm and other matters submitted to shareholders but not proposed in this Proxy Statement will be approved if the number of shares of Common Stock voted in favor of the proposal exceeds the number of shares of Common Stock voted against it. The Company's Charter provides that shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for, or withheld from, each nominee. So long as a quorum is present, votes that are withheld will have no effect on the outcome of the approval of the nominees to the Company's

Board of Directors or the ratification of the appointment of Crowe Horwath LLP as the Company's independent registered accounting firm. Unlike prior annual meetings, as a result of recent changes in the rules of the New York Stock Exchange ("NYSE"), if your broker does not receive instructions from you, your broker will not be able to vote your shares in the election of directors, resulting in a broker non-vote. Therefore, it is very important that you instruct your broker how you wish your shares to be voted on this matter.

       Revocation of a Proxy. Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

       Proxy Solicitation. The Company's directors, executive officers and other employees, not specifically employed for this purpose, may solicit proxies by personal interview, mail, telephone or facsimile. They will not be paid additional remuneration for their efforts. This proxy solicitation will be paid for by the Company. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners. The Company will pay the cost of proxy solicitation, including expenses in connection with preparing, assembling and mailing this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Management knows of no persons who beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on March 23, 2010.

       The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 23, 2010 (unless otherwise noted), for:

  each of the Company's directors and nominees.

  each of the Company's executive officers named in the Summary Compensation Table; and

  all of the Company's directors and executive officers as a group.

       The percentages of shares outstanding provided in the tables are based on 1,561,916 voting shares outstanding as of March 23, 2010. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of stock listed as owned by that person. The number of shares shown also includes the interest of certain persons in shares held by family members in their own right and in shares that the person has the right to acquire within sixty (60) days following March 23, 2010. Shares issuable upon exercise of options that are exercisable within sixty days following March 23, 2010 are considered outstanding for the purpose of calculating the percentage of outstanding shares of the Company's Common Stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

Name (1)	Number of Shares Beneficially Owned	Number of Shares That May Be Acquired Within 60 Days Following March 23, 2010 by Exercising Options	Percent of Shares Outstanding
Directors
David E. Bagley	10,033 (2)	0	0.64%
James K. Blackburn, IV	6,374 (3)	1,500	0.50%
Wade Boggs	11,803 (4)	0	0.76%
James H. Butler	9,074 (5)	0	0.58%
William Lyman Cox (6)	12,079 (7)	0	0.77%
Gregory G. Dugger	7,806 (8)	0	0.50%
Charles D. Haney	10,998 (9)	0	0.71%
Donald A. Haney (6) (10)	2,116 (11)	5,000	0.45%
Mark A. Hayes (6) (10)	12,974 (12)	0	0.83%
Linda Lee Rogers	4,710 (13)	0	0.30%
R. Whitney Stevens	2,382 (14)	0	0.15%
Larry K. Stewart	5,823 (15)	0	0.37%
Bill Yancey	8,709 (16)	0	0.56%
Named Executive Officers
James T. Cox (10)	19,257 (17)	0	1.23%
Tracy Porterfield	2,003	2,500	0.29%

Directors and Executive Officers as a group (15 persons)	126,141	9,000	8.62%

________________________

(1)    The address of all parties shown in this table is 206 South First Street, Pulaski, Tennessee 38478.
(2)    Includes 606 shares held by Bagley & Bagley Insurance Company, 9,124 shares held by Raymond James & Association Inc. for benefit of David Bagley and 303 shares held as custodian for child. Mr. Bagley has pledged 600 shares of Company Common Stock beneficially owned by him.
(3)    Mr. Blackburn has pledged 2,889 shares of Company Common Stock beneficially owned by him.
(4)    Includes 5,901 shares held by wife. Mr. Boggs has pledged 420 shares of Company Common Stock beneficially owned by him.
(5)    Includes 8,312 shares held jointly with wife and 762 shares held jointly with three children and grandchild. Mr. Butler has pledged 5,630 shares of Company
         Common Stock beneficially owned by him.
(6)    Mr. Cox, Mr. Hayes and Mr. Haney are also Named Executive Officers of the Company.
(7)    Includes 93 shares held by wife and 200 shares held by daughters. Mr. Cox has pledged 2,438 shares of Company Common Stock beneficially owned by him.
(8)    Includes 1,665 shares held by Raymond James & Association for benefit of Gregory G. Dugger IRA.
(9)    Includes 7,527 shares held jointly with wife, 503 shares held by wife, 200 shares held jointly with wife as trustee for children and 2,768 shares in trust for employees of Physicians & Surgeons, Inc.
(10)  Mr. Cox, Mr. Hayes and Mr. Haney serve as Trustees for the First National Bank of Pulaski Employee Profit Sharing Plan, pursuant to which they have the ability to vote the shares held by the Plan and allocated to individual participant accounts. The shares reflected in the above table do not include shares held by the First
         National Bank of Pulaski Employee Profit Sharing Plan for which these individual have the right to vote as trustees.
(11)  Includes 60 shares held jointly with wife and children, 400 shares held by Raymond James & Association for benefit of Donald A. Haney, 657 shares held jointly with wife, 190 shares held by CGM IRA Custodian for benefit of wife and 2 shares held by daughter. Mr. Haney has pledged 550 shares of Company Common Stock beneficially owned by him.

(12)  Includes 12,062 held jointly with wife and 3 shares held by child.
(13)  Includes 220 shares held by husband.
(14)  Held jointly with wife.
(15)  Includes 5,623 shares held jointly with wife and 200 shares held jointly with children.
(16)  Held jointly with wife.
(17)  Includes 2,605 shares held by wife and 4,817shares held by Raymond James and Association Inc. for benefit of James T. Cox IRA.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Pursuant to rules promulgated under the Exchange Act, the Company's directors, executive officers and any person holding more than ten percent (10%) of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the SEC. These persons are also required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established and the Company is required to report any failure to file by these dates.

       Based solely on a review of the reports furnished to the Company and written representations from the Company's directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company's directors, executive officers and ten percent (10%) holders during the 2009 fiscal year.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

General

      The Bylaws of the Company currently state that the Board of Directors shall consist of not less than five (5) or more than thirty-five (35) members. Currently, the Board of Directors of the Company is made up of thirteen (13) members. The Board of Directors of the Company also serves as the Board of Directors of the Bank.

       The persons herein named will be elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Unless otherwise directed, it is the intention of the persons named in the proxy to vote the shares covered thereby for the nominees designated by the Company's Board of Directors as listed below.

       It is intended that the proxies solicited by the Company's Board of Directors will be voted FOR the election of the nominees named in the table below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Company's Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Company's Bylaws and reduce the size of the Board of Directors. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve and each of the nominees has consented to serve if elected.

       The table below sets forth certain information regarding the nominees for election at the Meeting including the length that each person has been a director and the principal occupation or employment of such person for the last five (5) years. The information describing the current position and prior business experience of each of the nominees below contains information regarding the person's service as a director, business experience, public reporting company director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director for the Company.

Nominees	Age	Served as Director Since	Principal Occupation or Employment for Last Five (5) Years
David E. Bagley	56	4/22/93

President, Bagley &
Bagley Insurance, Inc.
Mr. Bagley's experience provides the Board with critical experience in insurance matters. In addition, Mr. Bagley also provides the Board with his financial expertise as a successful small business owner.

James K. Blackburn, IV	67	4/07/83

Owner, Lairdland Farm;
Real Estate Broker
Mr. Blackburn's experience provides the Board with critical experience in commercial and consumer real estate matters. Mr. Blackburn also possesses substantial small company management experience, specifically within the region in which the Company conducts its business.

Wade Boggs	46	4/20/95

Commercial Rental Property and
     Investments;
Real Estate Broker, Co-owner, Butler Realty since 1/1/2009
Mr. Boggs provides the Board with additional expertise in matters relating to commercial and consumer real estate matters.

James H. Butler	63	4/05/84

Real Estate Broker, Owner, Butler Realty until 12/31/2008
Mr. Butler's familiarity with the area's commercial and consumer real estate environment is useful to the Company's Board. In addition, Mr. Butler has small business management experience and an extensive network of contacts in the local business community.

Nominees	Age	Served as Director Since	Principal Occupation or Employment for Last Five (5) Years
William Lyman Cox (1)	38	4/24/08

Executive Vice President and Senior Loan Officer of the Bank
Mr. Cox has extensive experience as a banker in the Company's market area and is a community leader that is actively involved in a number of community activities. His involvement in the day to day operations of the Bank allows him to provide the Board of Directors with company-specific experience and expertise.

Gregory G. Dugger	60	4/22/93

Dentist
Dr. Dugger has extensive experience as a dentist in the communities that the Company serves, is a successful small business owner and is actively involved in a number of community activities in the Company's market area.

Charles D. Haney (2)	55	4/22/93

Physician
Dr. Haney has extensive experience as a physician in the communities that the Company serves, is a successful small business owner and is actively involved in a number of community activities in the Company's market area.

Donald A. Haney	52	4/24/08

President of the Company and the Bank and Chief Operating Officer of the Bank
Mr. Haney has considerable experience as a banker and extensive experience as a manager in the Company's market area and is a community leader that is actively involved in a number of community activities. His considerable knowledge of the Bank's history and his involvement in the day to day operations of the Bank allow him to provide the Board of Directors with company-specific experience and expertise.

Nominees	Age	Served as Director Since	Principal Occupation or Employment for Last Five (5) Years
Mark A. Hayes	48	8/14/01

Chairman and CEO of the Company and the Bank
Mr. Hayes' extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank operates affords the Board valuable insight regarding the business and operation of the Bank. Mr. Hayes' knowledge of all aspects of the Company's and the Bank's business position him well to continue to serve as our Chairman and Chief Executive Officer.

Linda Lee Rogers	58	4/27/06	Teacher (retired) Ms. Rogers is actively involved in a number of community activities in the Company's market area.
R. Whitney Stevens, Jr.	62	4/27/06

Attorney
Mr. Stevens' over 35 years of legal practice in the Giles County, Tennessee area, during which he has represented a broad array of corporate and municipal clients, contribute to the breadth and depth of experience on the Board through the inclusion of a member with an understanding of a broad range of legal and regulatory matters.

Larry K. Stewart	62	4/30/09

Owner of Electrical Construction Business
Mr. Stewart has extensive experience as the owner of a small service-based business with operations in the Company's market area. He is also actively involved in a number of community activities in the Company's market area.

Bill Yancey	65	4/04/91	Farmer Mr. Yancey has extensive knowledge of agricultural related businesses located in the Company's market area and is well known among the agriculture community within the Company's market area.

__________________________

(1)  Mr. Cox is the son of James T. Cox, the Bank's Senior Executive Officer.

(2)  Dr. Haney is the brother of Donald A. Haney, the Bank's President and Chief Operating Officer and a nominee for director.

       Unless directed otherwise by the shareholders, the enclosed proxy will be voted FOR the election of the nominees for directors listed. The Company's management has no reason to believe at this time that the persons so nominated will be unable or will decline to serve if elected.

Director Independence

       The Board of Directors has determined that each of the following directors is an "independent director" within the meaning of the listing standards of the NYSE:

David Bagley;	Linda Rogers;
James K. Blackburn, IV;	R. Whitney Stevens, Jr.;
Wade Boggs;	Larry K. Stewart; and
James H. Butler;	Bill Yancey.
Gregory G. Dugger;

       When determining the independence of the members of the Company's Board of Directors, the Board of Directors considered the following transactions between the Company or the Bank and the directors:

   Bagley & Bagley Insurance Agency, of which Mr. Bagley is president, sold insurance to the Bank in 2009;

   Messrs. Boggs and Butler received real estate commissions from the Bank for the sale of real property acquired by the Bank from borrowers;

   Mr. Stevens' law firm provided legal services to the Bank; and

   Stewart Electric Co., Inc., of which Mr. Stewart is the owner, performed service for the Bank in 2009.

  Nomination Matters

         The Board of Directors of the Company has a Nominations and Compensation Committee which is responsible for recommending director nominees for election to the Board of Directors.

         When considering potential candidates for nomination to the Company's Board of Directors, including those recommended by the Company's shareholders, the Nominations and Compensation Committee reviews the potential candidates in light of the requirements and minimum qualifications set forth in the Company's Professional and Corporate Governance Guidelines (the "Corporate Governance Guidelines") as well as the requirements set out in the Company's Bylaws. As set out in the Corporate Governance Guidelines, candidates for membership to the Company's Board of Directors should possess the following characteristics:

     Integrity;

     Independence;

     Objectivity;

     Informed Judgment;

     Financial Literacy;

     Mature Confidence; and

     High Standards.

         The Corporate Governance Guidelines also provide that each candidate should contribute knowledge, experience or skills in the following areas:

     Accounting and Finance;

     Business Judgment;

     Understanding of Management;

     Crisis Response;

     Industry Knowledge;

     Leadership; or

     Strategy and Vision.

         The Nominations and Compensation Committee, along with the Board of Directors, is authorized under the terms of the Corporate Governance Guidelines, to select potential candidates for membership on the Board of Directors. These candidates are identified by members of the Nominations and Compensation Committee and the members of the Board of Directors through conversations with other members of the Board of Directors, members of senior management and other members of the communities served by the Company as well as by shareholders making recommendations in accordance with the provisions contained in the Company's Bylaws, as summarized below. Candidates represent individuals who three-fourths of the members of the Board of Directors have approved contacting to determine possible interest of such individual in serving on the Board of Directors should a vacancy arise or additional directors be added to the Board of Directors. In making recommendations for nominees to the board of directors, the Nominations and Compensation Committee seeks to include directors who, when taken together with the other nominees and continuing directors, will create a board of directors that offers a diversity of education, professional experience, background, age, gender, perspective, viewpoints and skill.

         As discussed above, the Nominations and Compensation Committee will consider nominees recommended by any shareholder of the Company who delivers timely notice of the nomination in proper written form to the Company's secretary at the Company's principal executive office. To be timely, the notice must be received not less than 120 days prior to the anniversary of the date that the previous year's proxy statement was mailed to shareholders if the annual meeting at which the director would be elected, if nominated, is held within 30 days of the anniversary of the prior year's meeting. The notice must include certain biographical information about both the proposed nominee and the shareholder submitting the proposal as well as disclose the number of shares of Company Common Stock owned by each of the proposed nominee and the shareholder making the proposal. The proposal must also contain the proposed nominee's written consent to being named as a nominee in the proxy statement and to serving on the Board of Directors if nominated and subsequently elected. For a more complete summary of the procedure you are encouraged to consult the Company's Bylaws.

  Board Leadership Structure

         The Board of Directors appointed the Company's Chief Executive Officer as Chairman because he is the director most familiar with the Company's business and industry, and as a result is best suited to effectively identify strategic priorities and lead the discussion and execution of strategy. The Board of Directors believes that the combined position of Chairman and Chief Executive Officer promotes a unified direction and leadership for the board of directors and gives a single, clear focus for the chain of command for our organization, strategy and business plans. The Board of Directors believes that the Company's current leadership structure with the combined Chairman/Chief Executive Officer leadership role enhances the Chairman/Chief Executive Officer's ability to provide insight and direction on important strategic initiatives to both management and the independent directors.

  Board's Role in Risk Oversight

         While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management, the internal auditors, and the independent registered public accountants the Company's policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance. The Audit Committee also assists the board in fulfilling its duties and oversight responsibilities relating to the Company's compliance and ethics programs, including compliance with legal and regulatory requirements.

  Communications with Directors

         The Company's Board of Directors has established procedures for the Company's shareholders to communicate with members of the Board of Directors. Shareholders can communicate with any of the Company's directors, including the chairperson of any of the committees of the Board of Directors, by writing to a director c/o First Pulaski National Corporation, 206 South First Street, P.O. Box 289, Pulaski, Tennessee 38478.

  Attendance at Annual Meeting

         The Board of Directors has adopted a policy stating that directors are strongly encouraged to attend the annual meeting of shareholders each year. In order to encourage director attendance at the annual meeting of shareholders, a meeting of the Board of Directors is held immediately following the annual meeting of shareholders each year. All of the then members of the Board of Directors attended the 2009 Annual Meeting of Shareholders.

  Code of Conduct

         The Company has adopted a code of conduct for its senior executive and financial officers (the "Code of Conduct"), a copy of which will be provided to any person, without charge, upon request to the Company at 206 South First Street, P.O. Box 289, Pulaski, Tennessee 38478, Attention: Corporate Secretary. The Company will make any legally required disclosures regarding amendments to, or waivers of, provisions of its Code of Conduct in accordance with the rules and regulations of the SEC.

  DESCRIPTION OF THE BOARD & COMMITTEES

         In 1999, the Company established a Nominations and Compensation Committee. Prior to this action, the functions of this committee were handled by the Bank's Nominations and Compensation Committee. Decisions regarding the Company's audit process are made by the joint Audit Committee of the Board of Directors of the Bank and the Company, subject to the approval of the Board of Directors of the Bank and of the Board of Directors of the Company as a whole. The Board of Directors of the Company holds regular meetings every quarter and special meetings as called.

         Members of the Company's and the Bank's joint Nominations and Compensation Committee are David Bagley, James K. Blackburn and Wade Boggs, each of whom is "independent" within the meaning of the listing standards of the NYSE. The joint Nominations and Compensation Committee is responsible for recommending to the Board of Directors individuals to serve as directors and is also responsible for recommending the compensation levels of certain of the Bank's executive officers. The joint Nominations and Compensation Committee does not have a written charter. The joint Nominations and Compensation Committee held eight (8) meetings during 2009. Compensation decisions for the Company's Chief Executive Officer and Senior Executive Officer, are made by the joint Nominations and Compensation Committee. The agenda for meetings of the Nominations and Compensation Committee is determined by its Chairman with the assistance of the Company's Secretary and the Company's Chief Executive Officer. Meetings of this committee are regularly attended by the Chairman of the Board and Chief Executive Officer and the President and Chief Operating Officer of the Bank. When considering the compensation of Mr. Hayes and Mr. James T. Cox, the Nominations and Compensation Committee meets in executive session. The Nominations and Compensation Committee's Chairman reports the committee's recommendations on executive compensation to the Board of Directors. The Company's human resources and accounting departments support the Nominations and Compensation Committee in its duties and may be delegated authority to fulfill certain administrative duties regarding the Company's and the Bank's compensation programs.

         The Audit Committee is a separately-designated standing audit committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, which reviews annual and interim reports of the independent registered public accounting firm and provides advice and assistance regarding the accounting, auditing and financial reporting practices of the Company and the Bank and operates under the terms of a written charter. A copy of the written charter of the Audit Committee, which was amended on March 10, 2009, is not available on the Company's website but was provided as an appendix to the Company's Proxy Statement for the 2009 Annual Meeting of Shareholders. The current members of the Audit Committee are David E. Bagley, James K. Blackburn, Wade Boggs, James H. Butler, R. Whitney Stevens, Jr. and Bill Yancey, each of whom, is "independent" within the meaning of the NYSE listing standards and the rules and regulations of the SEC (other than Mr. Stevens who, because of his law firm's provision of services to the Bank in 2009 while "independent" within the meaning of the NYSE listing standards, is not independent under the rules and regulations of the SEC). The Audit Committee met a total of twelve (12) times during 2009. Notwithstanding the relationship between the Bank and Mr. Stevens' law firm described above, the Board of Directors of the Company determined to appoint Mr. Stevens to the Audit Committee in 2008 and to continue his membership on the committee in 2009 because it believed that Mr. Stevens provided a level of expertise, financial sophistication and active engagement that is beneficial to the Audit Committee.

         While the Board of Directors believes that certain of its audit committee members are financially literate and have a level of financial sophistication necessary to serve on the Audit Committee, it has determined that the Company does not have an "audit committee financial expert" as defined by the SEC's rules and regulations serving on the Audit Committee. The Board of Directors believes, however, that the current members of the Company's Board of Directors provide a breadth of experience and level of community relationships that are important to the Company and that the Company does not believe that it could attract an additional director that meets the requirements of an "audit committee financial expert" who also has those similar relationships. In making its determination, the Board of Directors particularly considered the size and nature of the Company's business and the importance of knowledge of the local communities served by the Bank.

         Membership on the Bank's Executive and Loan Committee consisted of all members of the Company's and the Bank's Board of Directors with the exception of Dr. Charles D. Haney. The Executive and Loan Committee is responsible for reviewing the Bank's loan portfolio and approving certain loans that exceed internally specified lending limits. The Bank's Executive and Loan Committee met twelve (12) times in 2009.

         During the fiscal year ended December 31, 2009, the Board of Directors of the Company held an organizational meeting after the annual shareholders meeting and four (4) regularly scheduled quarterly meetings and the Board of Directors of the Bank held twelve (12) meetings. All of the directors who serve on the Board of Directors of the Bank also serve on the Company's Board of Directors. During 2009, no incumbent director attended fewer than 75% of the total number of meetings of the Company's and the Bank's Board of Directors and any of the committees upon which such director serves. The Board of Directors of the Bank formed a Strategic Planning Committee in 2003. This committee, consisting of Wade Boggs, Charles D. Haney and Bill Yancey, meets only when needed and met one (1) time in 2009.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES.

  EXECUTIVE COMPENSATION

  Compensation Discussion and Analysis

         General. Matters of executive compensation, including cash incentive payments, for the Company's Chairman of the Board and Chief Executive Officer are determined by the joint Nominations and Compensation Committee of the Board of Directors of the Company and the Bank subject to the approval of the Board of Directors of the Company and the Bank. We refer to the Nominations and Compensation Committee as the "Compensation Committee" in this discussion. Matters of executive compensation for the Company's President and Chief Financial Officer, and the Bank's, Executive Vice-President and Senior Loan Officer, who together with the Company's Chief Executive Officer and the Bank's Senior Executive Officer constitute the Company's Named Executive Officers, are determined by the Chief Executive Officer of the Company.

         Philosophy and Objectives. The objectives of the Company's compensation program are to attract and retain qualified individuals that will execute our business strategy, uphold our values and deliver results and long-term value to our shareholders. We also seek to reward the Company's executive officers for their individual performance and the performance of the Company. It is the intent of the Compensation Committee and the Board of Directors to offer a compensation program to the Company's executives that is competitive with other financial institutions of similar size and demographics. The Compensation Committee's philosophy for an executive officer emphasizes an overall analysis of the executive's performance for the year, projected role and responsibilities, required impact on execution of the Company's strategy, external pay practices and other factors that the Compensation Committee deems appropriate. The Compensation Committee also considers employee retention when establishing the total compensation for the Company's named executive officers.

         The compensation program is designed to reward the executive in achieving targeted results that impact the Company's strategic objectives as outlined in its mission statement. Those objectives are as follows:

     To maximize shareholder value as an independent community bank;

     To provide superior customer products and services to the communities we serve;

     To maintain a rewarding environment that offers equal opportunity to all employees, while projecting an image of integrity and professionalism; and

     To provide leadership in the communities we serve that helps to improve the quality of life for its citizens.

         Principal Components of Compensation. Historically, the principal components of compensation for named executive officers have been:

     base salary;

     annual cash incentive compensation opportunity;

     retirement and other benefits; and

     equity-based compensation.

         The Company and the Bank have historically paid each element above to their employees (including executive officers) to maintain the ability to recruit and retain a viable workforce that seeks to meet or exceed the performance expectations of its shareholders. Market surveys are reviewed by the Compensation Committee on an annual basis to ensure overall compensation practices are within industry norms.

         Base Salary. The Company seeks to provide base salaries for its executive officers that provide a secure level of guaranteed cash compensation in accordance with the executive officer's experience, professional status and job responsibilities. The Compensation Committee has historically allocated a significant portion of the named executive officers' total compensation to current year base salary rather than equity-based awards or incentive-based cash compensation.  The Compensation Committee has utilized this approach in an effort to reduce the amount of dilution to existing shareholders that typically accompanies equity-based awards and because it believes that a higher guaranteed component of cash compensation is necessary to recruit and retain executive officers to serve in the Company's primary markets  . Compensation decisions for each of the executive officers were generally made on the anniversary date of each individual officer's initial hire date, leading to compensation decisions being made at different times of the year for each of the executive officers. Each year the Compensation Committee reviews and approves a base salary for the Chief Executive Officer, Mark A. Hayes, and the Bank's Senior Executive Officer, James T. Cox, taking into account several factors, including prior year base salary, responsibilities, tenure, performance, salaries paid by other financial institutions of a similar size in similar markets that participated in the Tennessee Bankers Association 2009 Financial Institutions Compensation Survey administered by Crowe Horwath LLP, of which there were 101 such banks, the Company's overall pay scale and the Company's recent performance. Taking into consideration these factors, the Compensation Committee approved an increase of 4% to the base salary of Mr. Hayes in February 2009 when compared to the prior year. No increase was approved for Mr. James T. Cox in 2009. The Company's Chief Executive Officer, who establishes the compensation for the other named executive officers besides Mr. James T. Cox, approved increases based on the criteria above of 5.0% for Mr. Haney in October 2008, 5.0% for Mr. Porterfield in December 2008 and 4.0% in January 2009 for Mr. William Lyman Cox when compared to the prior period. Because 2008 had one additional pay period when compared to 2009 and reflecting the Compensation Committee's practice of establishing base salary levels at bi-weekly amounts rather than annual amounts, the base salaries paid to the named executive officers in 2009 and reported in the Summary Compensation Table below reflect smaller increases than the percentage increases described above.

         Cash Incentive Compensation. In addition to base salary, the Compensation Committee has historically approved a cash incentive plan to provide the Company's named executive officers with the potential for enhanced cash compensation based on the extent to which budgeted performance targets set in advance by the Compensation Committee are met. Net earnings of the Bank as compared to budgeted net earnings of the Bank are used to determine the amount of cash incentive to be awarded. In addition, the Compensation Committee and the Board of Directors may in their discretion reduce or increase the size of any individual award based on each individual's performance. Cash incentive payments for executive officers, including the Senior Executive Officer and the Chief Executive Officer, are made in a manner similar to the cash incentive payments made to all full-time employees of the Bank or the Company, with the amount awarded being most closely tied to that employee's weekly salary. Although the Company's named executive officers were eligible for a cash incentive payment under the Company's Cash Bonus Program as determined by the Board of Directors, based upon the Company's overall financial performance in 2009 and the individual performance of the named executive officer during that year, the Compensation Committee determined to not award any cash incentive payments for 2009 performance. The decision of the Compensation Committee and the Board of Directors to not award cash incentives was based upon the Compensation Committee's and the Board of Directors' belief that the Company's financial performance although sound was not consistent with the Company's past performance.

         Retirement and Other Benefits. All full-time employees of the Company and the Bank are eligible to participate in the Bank's Profit Sharing Plan which serves as the employee's retirement plan for the organization. The Bank has historically contributed approximately 15% of each eligible employee's salary to the Profit Sharing Plan annually. However, due to weak economic conditions and the resulting effect upon the Bank, the Bank reduced its contribution to approximately 7.5% of each eligible employee's salary to the Profit Sharing Plan in 2009. All full-time employees are eligible to receive a contribution after meeting the plan's eligibility requirements. The Bank's contribution to the plan is then allocated to the plan participants based upon the plan's allocation formula with its primary factor being the participant's cash compensation for the year.

         The Bank also offers all full-time employees other employment related benefits such as health insurance, dental insurance, life insurance and disability insurance. These plans are funded according to plan design and eligibility requirements determined by bank management in accordance with federal and state laws governing such plans.

         Equity-Based Compensation. Prior to 2007, the Compensation Committee periodically awarded stock options to the Company's executive officers pursuant to the Company's 1997 Stock Option Plan in an effort to link a portion of the named executive officers' compensation to generation of long-term shareholder value. In 2007, the Compensation Committee began awarding shares of restricted stock to the Company's named executive officers in lieu of stock options.  These awards, which were made pursuant to the terms of the Company's 2007 Equity Incentive Plan (the "2007 Plan"),

  and similarly seek to link a portion of the named executive officers' compensation to generation of long-term shareholder value vest on the first anniversary following the grant date. The Compensation Committee chose to award restricted shares to the named executive officers in 2009 in lieu of stock options because restricted shares do not require the named executive officer to pay an exercise price to acquire the underlying shares. For companies whose shares have limited trading activity, like the Company, an award recipient that is required to pay cash to exercise stock options may be much more limited in his or her ability to sell a portion of the underlying shares to cover the exercise price than an award recipient from a company whose shares are more heavily traded. In the case of the Company, whose shares have traded at prices above $50.00 per share in recent years, the named executive officers were also being required to make large payments to the Company to exercise a stock option, with limited ability to liquidate the underlying shares to cover the exercise price. In addition, restricted shares result in less dilution to the remaining shareholders because they are full value awards that typically are granted in smaller amounts than options. The Compensation Committee believes that equity-based compensation in the form of stock options and restricted stock awards serves to align executive officer performance with the creation of long-term shareholder value. The Compensation Committee, however, seeks to balance this objective with limiting dilution to the Company's existing shareholders as a result of stock option and restricted stock awards. In 2009, the Company awarded 1,100 shares of restricted stock to named executive officers under the 2007 Plan. The restrictions on these shares lapse on the one year anniversary of the grant date, at which time they become taxable to the recipient.

         Board and Committee Fees. Mr. Hayes, Mr. Haney and Mr. William Lyman Cox received fees for their service on the Boards of Directors of the Bank and the Company, which fees were partially deferrable pursuant to the terms of a deferred compensation plan described in more detail below under the heading "Director Compensation". Earnings on amounts deferred by Mr. Hayes accrued interest at a rate of 9.45% during 2009. Earnings on amounts deferred by Mr. Haney and Mr. William Lyman Cox accrued interest at a rate of 8.00% during 2009. Under the terms of this plan, Mr. Hayes, Mr. Haney and Mr. William Lyman Cox will be entitled to receive 180 monthly payments following their retirement from the Board, or if earlier, their death, disability or earlier separation from service on the Board. The Bank has purchased life insurance on the lives of Mr. Hayes, Mr. Haney and Mr. William Lyman Cox, for which the Bank is the beneficiary, to help fund the payment of benefits payable to Mr. Hayes, Mr. Haney and Mr. William Lyman Cox under this plan. For more information on the plan please see page 20.

         2009 Compensation Determinations. In setting the 2009 compensation of Mr. James T. Cox and Mr. Hayes, the Compensation Committee did not use the services of any compensation consultant. The Compensation Committee did, however, review survey information of compensation levels for chief executive officers and presidents of banks and bank holding companies of a similar size in similar markets that participated in the Tennessee Bankers Association 2008 Financial Institutions Compensation Survey administered by Crowe Horwath LLP, of which there were 117 such banks. The Compensation Committee also reviewed compensation surveys of peer group data prepared by third-party providers that were not hired as consultants. Decisions regarding the 2009 compensation levels for Mr. James T. Cox and Mr. Hayes were made in view of these sources of information with the intent to compensate Mr. James T. Cox and Mr. Hayes at levels that were comparable to the chairmen and chief executive officers of other financial institutions of similar size that are located in similar markets with an emphasis on cash compensation in lieu of equity-based compensation. In determining 2009 compensation levels, the Compensation Committee further reviewed the Bank's and the Company's overall financial performance in 2008, considering, in particular, asset quality and growth, net income, earnings per share and return on equity compared to the previous year, and Mr. James T. Cox's and Mr. Hayes' direct business contribution to the Bank. For 2009, Mr. James T. Cox's base salary was $189,432 and Mr. Hayes' base salary was $212,613. While Mr. James T. Cox and Mr. Hayes each had a targeted annual cash incentive award as part of their targeted total compensation, Mr. James T. Cox and Mr. Hayes did not receive cash incentives for 2009. Mr. James T. Cox was not awarded any equity-based compensation during 2009. Mr. Hayes was awarded 350 shares of restricted stock during 2009, the forfeiture restrictions of which lapse on the one year anniversary of the date of grant.

         The 2009 compensation levels for Donald A. Haney, the Company's President, William Lyman Cox, the Bank's Executive Vice President and Senior Loan Officer, and Tracy Porterfield, the Company's Chief Financial Officer, were based on similar criteria and considerations as those of Mr. James T. Cox and Mr. Hayes, and were approved by the Chief Executive Officer of the Company. For 2009, Mr. Haney's base salary was $164,601, Mr. Porterfield's base salary was $116,000 and Mr. William Lyman Cox's base salary was $129,840. Mr. Haney, Mr. Porterfield and Mr. William Lyman

  Cox also did not receive a cash incentive payment for 2009. Mr. Haney, Mr. Porterfield and Mr. William Lyman Cox received restricted stock awards of 300 shares, 300 shares and 150 shares, respectively, during 2009, the forfeiture restrictions of which lapse on the one year anniversary of the date of grant.

         2010 Compensation Decisions. For 2010, current base salaries have been set at $189,332, $215,812, $170,850, $118,967 and $133,448 for Messrs. James T. Cox, Hayes, Haney, Porterfield and William Lyman Cox, respectively. The Compensation Committee also established criteria for cash incentive compensation for each of the named executive officers for the 2010 fiscal year. The Company's named executive officers may be awarded some combination of options, stock appreciation rights or restricted shares in the future, the vesting of which may be tied to the continued service of the executive officer over a period of time or certain performance goals.

         Tax Deductibility and Other Matters. As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for the Company's executive officers.

         On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. The Company believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005.

         Beginning on January 1, 2006, the Company began accounting for stock-based payments including those issued under its Stock Option Plan in accordance with the requirements of FASB ASC Topic 718. In 2009, the Company incurred expense related to the shares of restricted stock granted to the named executive officers in 2008. This expense is reflected in the Summary Compensation Table appearing on page 16.

  Compensation Committee Report

         The Nominations and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Nominations and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

  Wade Boggs, Chairman
  David Bagley
  James K. Blackburn

  Summary Compensation Table

         The following information is provided for Mark A. Hayes, the Chairman of the Board and Chief Executive Officer of the Company and the Bank, Tracy Porterfield, the Company's and the Bank's Chief Financial Officer, James T. Cox, the Senior Executive Officer of the Bank, Donald A. Haney, the President of the Company and the Bank and Chief Operating Officer of the Bank, and William Lyman Cox, the Bank's Executive Vice President and Senior Loan Officer. Messrs. Hayes, Porterfield, James T. Cox, Haney, and William Lyman Cox are collectively the Company's "Named Executive Officers". The Named Executive Officers were not entitled to receive payments which would be characterized as "Bonus" payments for the fiscal year ended December 31, 2009. Amounts listed under the column title "Non-Equity Incentive Plan Compensation" reflect cash incentive payments made pursuant to a plan, which payments were approved by the Nominations and Compensation Committee.

         For 2009, "Salary" accounted for approximately 75.4% of the total compensation of the Named Executive Officers, equity incentive plan compensation accounted for approximately 5.7% of the total compensation of the Named Executive Officers and retirement and benefits accounted for approximately 18.9% of the total compensation of Named Executive Officers. In 2008, the comparable percentages were 75.8%, 3.8% and 20.4%, respectively.

  2009 SUMMARY COMPENSATION TABLE
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards (1)	Awards	Compensation	Earnings (2)	Compensation (3)	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Mark A. Hayes	2009	$212,613	$-	$19,250	$-	$-	$49,512	$38,960	$320,335
Chairman and CEO of the	2008	215,681	-	11,000	-	-	17,468	59,374	303,523
Company and the Bank	2007	195,399	-	2,750	-	7,542	15,438	57,742	278,871

Tracy Porterfield	2009	116,000	-	16,500	-	-	-	8,916	141,416
Chief Financial Officer and	2008	114,965	-	11,000	-	-	-	19,243	145,208
Secretary/Treasurer of the	2007	93,095	3,000	3,667	-	4,237	-	14,639	118,638
Company and Chief Financial
Officer and Cashier of the Bank

James T. Cox,	2009	189,432	-	-	-	-	10,279	16,230	215,941
Senior Executive Officer of the	2008	196,714	-	-	-	-	9,125	39,403	245,242
Bank	2007	184,391	-	-	-	7,292	32,427	53,294	277,404

Don A. Haney	2009	164,601	-	16,500	-	-	(1,085)	32,374	212,390
President of the Company and	2008	166,314	-	11,000	-	-	-	41,601	218,915
the Bank and Chief Operating	2007	152,288	-	2,750	-	6,086	-	23,237	184,361
Officer of the Bank

William Lyman Cox	2009	129,840	-	8,250	-	-	(1,574)	29,035	165,551
Executive Vice President and	2008	129,538	-	8,250	-	-	-	35,242	173,030
Senior Loan Officer of the Bank

  ___________________

  (1)       Represents awards of restricted stock granted in 2009. The restrictions on these shares lapse on the one year anniversary of the date of grant. All awards were issued pursuant to the terms of the 2007 Plan. The amount in column (e) reflects the aggregate grant date fair value for the awards as of the date of grant in accordance with FASB ASC Topic 718.

  (2)       Represents the change in actuarial present value of the Named Executive Officers' account balance under the Company's Amended and Restated Directors' Deferred Compensation Plan (the "Director Plan"). For more information regarding the Director Plan see "Director Compensation" below. The present value is calculated assuming that the value of the benefit increases until the director's normal retirement date in an amount necessary to fund the Company's obligation to the director under the plan applying a discount rate equal to 6.25%. In 2009, due to the low interest rate environment, the Company changed the discount rate of the Director Plan from 7% to 6.25%. This change in the discount rate accounted for a total increase in amounts in column (h) of $39,401 in 2009.

  (3)       Represents for the fiscal years 2009, 2008 and 2007, respectively (i) Company contributions to a defined contribution plan in the amount of $13,570, $29,793 and $27,852 for Mr. James T. Cox, $15,452, $34,360 and $29,673 for Mr. Hayes, $12,186, $26,827 and $22,477 for Mr. Haney, $8,571, $18,923 and $14,364 for Mr. Porterfield and $9,310 and $20,999 in 2009 and 2008, respectively, for Mr. William Lyman Cox; (ii) premiums paid by the Company with respect to life insurance policies on the lives of Messrs. James T. Cox, Hayes, Haney, Porterfield and William Lyman Cox payable to beneficiaries designated by Messrs. James T. Cox, Hayes, Haney , Porterfield and William Lyman Cox, of $2,660, $2,660 and $4,392 for Mr. James T. Cox, $714, $680 and $641 for Mr. Hayes, $847, $802 and $760 for Mr. Haney, $345, $320 and $275 for Mr. Porterfield and $374 and $360 in 2009 and 2008, respectively for Mr. William Lyman Cox; (iii) directors fees paid by the Company and the Bank in the amount of $0, $6,950 and $21,050 for Mr. James T. Cox, $16,750, $18,400 and $21,750 for Mr. Hayes, $16,750 and $11,450 in 2009 and 2009, respectively, for Mr. Haney and $16,750 and $11,450 in 2009 and 2008, respectively, for Mr. William Lyman Cox and (iv) amounts associated with the use of a bank-owned automobile of $6,044, $5,934 and $5,678 for Mr. Hayes, $2,591 and $2,522 in 2009 and 2009, respectively, for Mr. Haney and $2,601 and $2,433 in 2009 and 2008, respectively, for Mr. William Lyman Cox.

  (4)       Because Mr. William Lyman Cox was not a Named Executive Officer in 2007, only 2009 and 2008 amounts are presented.

  Grant of Plan-Based Awards in 2009

         The following table summarizes certain information regarding grants of plan-based awards to the Named Executive Officers in 2009:

									All Other Option
		Estimated Future Payouts			Estimated Future Payouts			All Other Stock	Awards:	Exercise or
		Under Non-Equity Incentive			Under Equity Incentive			Awards:	Number of	Exercise or	Grant Date
		Plan Awards			Plan Awards			Number of	Securities	Base Price	Fair Value
								Shares of Stock	Underlying	of Option	of Stock
	Grant	Threshhold	Target	Maximum	Threshhold	Target	Maximum	or Units (1)	Options	Awards	and Option
Name	Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Mark A. Hayes	10/16/2009	$-	$-	$-	$-	$-	$-	200	-	$-	$11,000
	4/16/2009							150	-	$-	$8,250

Tracy Porterfield	9/4/2009	$-	$-	$-	$-	$-	$-	200	-	$-	$11,000
	4/16/2009							100	-	$-	$5,500

James T. Cox	-	$-	$-	$-	$-	$-	$-	-	-	-	-

Don A. Haney	10/2/2009	$-	$-	$-	$-	$-	$-	200	-	$-	$11,000
	4/16/2009							100	-	$-	$5,500

William Lyman Cox	9/4/2009	$-	$-	$-	$-	$-	$-	150	-	$-	$8,250

  ___________________

  (1)  Reflects shares of restricted stock awarded to the Named Executive Officer for which the forfeiture restrictions lapse on the one year anniversary of the grant date. The Named Executive Officer will be allowed to vote the shares and receive dividends declared thereon, if any, in the same amounts as other shares of Common Stock issued by the Company prior to the forfeiture restrictions lapsing.

  Outstanding Equity Awards

         The following table sets forth certain information with respect to outstanding equity awards at December 31, 2009.

  OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

	Option Awards						Stock Awards
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Equity
									Equity	Incentive
				Equity					Incentive	Plan Awards:
				Incentive					Plan Awards:	Market or
				Plan Awards:					Number of	Payout Value
	Number of		Number of	Number of			Number of	Market Value	Unearned	of Unearned
	Securities		Securities	Securities			Shares or	of Shares or	Shares, Units	Shares, Units
	Underlying		Underlying	Underlying	Option		Units of	Units of	or Other	or Other
	Unexercised		Unexercised	Unexercised	Exercise	Option	Stock That	Stock That	Rights That	Rights That
	Options (#)		Options (#)	Unearned	Price	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable		Unexercisable	Options (#)	($)	Date	Vested (#) (4)	Vested ($) (5)	Vested (#)	Vested ($)
Mark A. Hayes	-		-	-	$-	-	350	19,250	-	-

Tracy Porterfield	500	(1)	-	-	$49.00	12/29/2010	300	$16,500	-	-
	500	(1)	-	-	$49.00	12/29/2011	-	-	-	-
	1,500	(2)	-	-	$49.00	12/29/2012	-	-	-	-

James T. Cox	-		-	-	$-	-	-	-	-	-

Don A. Haney	5,000	(3)	-	-	$49.00	12/29/2013	300	$16,000	-	-

William Lyman Cox	-		-	-	$-	-	150	$8,250	-	-

  ___________________

  (1)   Options vested in 50% increments on December 31, 2003 and December 31, 2004.
  (2)   Options were scheduled to vest 33.3% on each of December 31, 2005, December 31, 2006 and December 31, 2007. The Board of Directors voted to accelerate the vesting of all then unvested options as of December 31, 2005.
  (3)   Options were scheduled to vest 20% on each of December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and December 31, 2007. The Board of Directors voted to accelerate the vesting of all then unvested options as of December 31, 2005.
  (4)   Restricted stock awards granted in 2009. These awards vest on the one year anniversary of the grant date.
  (5)   Market value is determined by multiplying the price at which the Company's Common Stock was sold on the date closest, but before, December 31, 2009 and of which the Company was aware by the number of shares.

  Aggregate Option Exercises During 2009

         The following table sets forth information with respect to restricted shares that vested and the value realized on these shares as of the vesting date for the Company's CEO and its other Named Executive Officers for the year ended December 31, 2009.

  OPTION EXERCISES AND STOCK VESTED IN 2009

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Mark A. Hayes	-	$-	350	$19,250

Tracy Porterfield	-	$-	300	$16,500

James T. Cox	-	$-	-	$-

Don A. Haney	-	$-	300	$16,500

William Lyman Cox	-	$-	150	$8,250

  _________________

         The following table sets forth certain information with respect to the Director Plan as described in more detail under "Director Compensation" below:

  2009 PENSION BENEFITS
Name	Plan Name	Number of Years	Present Value of	Payments During Last
		Credited Service	Accumulated	Fiscal Year
		(#)	Benefit (1)	($)
			(#)
(a)	(b)	(c)	(d)	(e)
James T. Cox	First National Bank of	8	$144,782	$16,573 (2)
	Pulaski Amended and
	Restated Directors'
	Deferred
	Compensation Plan
Mark A. Hayes	First National Bank of	8.25	$130,668
	Pulaski Amended and
	Restated Directors'
	Deferred
	Compensation Plan
Don A. Haney	First National Bank of	0.33 (3)	$2,115
	Pulaski Amended and
	Restated Directors'
	Deferred
	Compensation Plan
William Lyman Cox	First National Bank of	0.33 (3)	$2,615
	Pulaski Amended and
	Restated Directors'
	Deferred
	Compensation Plan

  __________________

  (1)  Includes the present value of the benefit payable to the Named Executive Officer under the Director Plan assuming that the Named Executive Officer continues to serve on the Bank's Board of Directors until his normal retirement date.

  This present value is calculated assuming that the value of the benefit increases until the Named Executive Officer's normal retirement date in an amount necessary to fund the Company's obligation to the Named Executive Officer under the plan applying a discount rate equal to 6.25 percent.
  (2)  Mr. Cox reached the Company's mandatory retirement age for its directors in 2008 and began receiving payments on June 1, 2008.
  (3)  Mr. Haney and Mr. Cox began participating in the Director Plan as of September 1, 2009.

         Material terms of the Director Plan are described in more detail beginning on page 21.

  NONQUALIFIED DEFERRED COMPENSATION TABLE FOR FISCAL 2009

         The following table sets forth certain information with respect to deferrals made by the Company's named executive officers pursuant to the Company's nonqualified deferred compensation plan described below under "Director Compensation", the earnings thereon and the aggregate balance at December 31, 2009:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	Last FY(1)	Last FY	Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)
Mark A. Hayes	$9,600	$-	$49,512	$-	$130,668

Tracy Porterfield	-	-	-	-	-

James T. Cox	-	-	15,593	10,279	151,076

Don A. Haney (3)	3,200	-	(1,085)	-	2,115

William Lyman Cox (3)	3,200	-	(1,574)	-	1,626

  ___________________
  (1)   Represents amounts deferred under the Director Plan.
  (2)   All amounts reported in the columns titled "Executive Contributions in Last FY", "Registrant Contributions in Last FY" and "Aggregate Earnings (Loss) in the Last FY" are also reported as compensation to such named executive officer in the Summary Compensation Table on Page 13.
  (3)   Mr. Haney and Mr. Cox began participating in the Director Plan as of September 1, 2009.

  DIRECTOR COMPENSATION

         The directors of the Company and of the Bank, are compensated under the Director Plan at the rate of $800 per month for service on the boards of the Company and the Bank. The directors of the Company and of the Bank also are paid $200 per month for service on the boards of the Company and the Bank which amount is not deferred. Those directors of the Bank who serve on the Executive and Loan Committee of the Bank are compensated at the rate of $350 per committee meeting. If meetings of the Executive and Loan Committee extend considerably beyond the usual length, the pay is at the rate of $450 per meeting, for those in attendance. The membership of the Executive and Loan Committee consists of all but one of the members of the Bank's Board of Directors. Additionally, directors who serve on the joint Audit Committee of the Bank and the Company receive $500 per meeting and $200 per meeting held to review the Company's quarterly reports on Form 10-Q and annual report on Form 10-K. Also, directors who serve on the Nominations and Compensation Committee receive $150 per meeting. Directors who serve on other committees of the Board of Directors of the Company and the Bank receive $100 to $150 per meeting. Mark A. Hayes, William Lyman Cox and Donald A. Haney, the only directors who are also employees of the Bank, receive director fees for meetings of the Board of Directors and Executive and Loan Committee meetings. Interest is credited by the Company and the Bank on amounts deferred under the Director Plan at rates between 8.00% and 12.30%.

         The following table sets forth information concerning fees earned and other compensation paid to the Company's directors for service in 2009.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
				Change in
				Pension Value
				and Deferred
	Fees Earned or			Compensation	All Other
	Paid in Cash(2)	Stock Awards	Option Awards	Earnings	Compensation	Total
Name(1)	($)	($)	($)	($)	($)	($)
David E. Bagley	$22,600	-	-	$54,035 (3)	-	$76,635
James K. Blackburn, IV	$22,450	-	-	$39,928 (3)	-	$62,378
Wade Boggs	$22,600	-	-	$60,295 (3)	-	$82,895
James H. Butler	$21,400	-	-	$46,146 (3)	-	$67,546
Gregory G. Dugger	$17,650	-	-	$50,804 (3)	-	$68,454
Charles D. Haney	$13,350	-	-	$55,548 (3)	-	$68,898
Linda Lee Rogers	$17,650	-	-	-	-	$17,650
R. Whitney Stevens, Jr.	$21,250	-	-	$(325) (3)	-	$20,925
Larry K. Stewart	$11,750	-	-	$(585) (3)	-	$11,165
Bill Yancey	$22,300	-	-	$48,666 (3)	-	$70,966

  ___________________

  (1)   Compensation for Mr. Hayes, Mr. Haney, and Mr. William Lyman Cox for service on the Company's and the Bank's Board of Directors is reflected in the Summary Compensation Table above.
  (2)   Includes for all directors other than Ms. Rogers and Mr. Stewart, $9,600 that has been deferred pursuant to the Director Plan. Ms. Rogers did not participate in the Director Plan at December 31, 2009. Mr. Stewart began participating in the Director Plan in September 2009 and deferred $3,200 of his fees for the portion of the 2009 fiscal year during which he participated in the Director Plan. These deferred amounts are not included in column (e).
  (3)   Includes the change in actuarial present value of the benefit payable to the director under the Director Plan, less the current year's deferred amounts that equals $9,600 for all directors other than Ms. Rogers who did not participate in the Director Plan and Mr. Stewart, who deferred $3,200, assuming that the director continues to serve on the Bank's board until his normal retirement date. The present value is calculated assuming that the value of the benefit increases until the director's normal retirement date in an amount necessary to fund the Company's obligation to the director under the plan applying a discount rate equal to 6.25%. In 2009, due to the low interest rate environment, the Company changed the discount rate of the Director Plan from 7% to 6.25%. This change in the discount rate accounted for a total increase in amounts in column (e) of $203,296.

         Each director is eligible to defer up to $800 per month of his or her director fees pursuant to the Director Plan. Amounts deferred by each participant are credited with interest at rates ranging from 8.00% to 12.30%. The Bank has purchased life insurance on the each of the lives of participating directors, for which the Bank is the beneficiary, to help fund the payment of benefits payable to participating directors under this plan.

         The Bank's Board of Directors is currently modifying the Director Plan, on an individual director basis, so that deferred fees would be credited at a variable rate of interest, rather than a fixed rate of interest as is the case in the Director Plan. This new modified plan would enable the Bank to better align its expenses related to the deferred fees with market conditions and interest rate environments that may occur in the future.

         The Director Plan, which is an unfunded, non-qualified plan, provides for the payment of pre and post-retirement income and death benefits and disability benefits to participants or their designated beneficiaries from amounts previously deferred by participants under the Director Plan. If a participant continues to serve on the Bank's Board of Directors until this normal retirement age, he or she will be entitled to receive his or her monthly benefit for 180 months beginning thirty days following his or her normal retirement date. The Director Plan seeks to align the director with the interest of the shareholder since continued accruals and monthly benefit payments upon retirement require the Company to remain a going concern.

         In the event that the participant's service on the Bank's Board of Directors ceases prior to his or her normal retirement as a result of some event other than disability or death, the amount of the benefit payable to the participant will equal the product of (1) the amount of the benefit that would have been payable upon normal retirement and (2) the quotient of (A) the number of years the participant actually served on the Bank's Board of Directors divided by (B) the number of years the participant would have served on the Bank's Board of Directors had he or she served until normal retirement. Payment of this reduced benefit shall commence thirty days following the date that the participant would have achieved normal retirement, and shall run for 180 months.

         In the event that a participant's service on the Bank's Board of Directors terminates prior to normal retirement as a result of disability, the participant shall be entitled to receive the full amount of the benefit he or she would have been eligible to receive had he or she continued to serve on the Bank's Board of Directors until normal retirement. This benefit shall be payable for 180 months and shall commence thirty days following the date that the participant would have achieved normal retirement.

         If the participant dies while in active service on the Bank's Board of Directors, the participant shall be entitled to receive the full amount of the benefit he or she would have been eligible to receive had he or she continued to serve on the Bank's Board of Directors until normal retirement. This benefit shall be paid out to the participant's beneficiary over 180 months, commencing thirty days following such participant's death. If the participant dies after his or her service on the Bank's Board of Directors ceases for some event other than death or disability, then he or she shall be entitled to receive the benefit he or she was entitled to receive as a result of such termination event (as described above) and such benefit shall be payable for 180 months and shall commence thirty days following the date of such participant's death.

  AUDIT COMMITTEE REPORT FOR 2009

         The primary function of our committee is oversight of the Company's financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. Our members are not professionally engaged in the practice of accounting or auditing, and are not experts in either of those fields or in auditor independence.

         In carrying out our responsibilities, we look to management and the independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, the financial reporting process and internal controls. The independent registered public accounting firm is responsible for auditing the Company's annual financial statements in accordance with generally accepted auditing standards and expressing an opinion as to the statement's conformity with generally accepted accounting principles.

         In performance of our oversight function, we have reviewed and discussed the consolidated financial statements with management and Crowe Horwath LLP, the independent registered public accounting firm. Management and Crowe Horwath LLP told us that the Company's consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. We discussed with Crowe Horwath LLP matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

         In addition, we have received from Crowe Horwath LLP the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath LLP's communications with the audit committee concerning independence, and discussed with Crowe Horwath LLP, the firm's independence from the Company and its management. We considered whether non-audit services provided by Crowe Horwath LLP to the Company are compatible with maintaining the auditor's independence.

         We discussed with Crowe Horwath LLP the overall scope and plans for its audit. We met with Crowe Horwath LLP to discuss the results of its examinations and the overall quality of the Company's financial reporting.

         Based on the matters referred to above, in reliance on management and Crowe Horwath, LLP, and subject to the limitations of our role, we recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Company's annual report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

David E. Bagley, Chairman	James H. Butler
James K. Blackburn	R. Whitney Stevens, Jr.
Wade Boggs	Bill Yancey

         The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Serving on the Nominations and Compensation Committee of the Company during 2009 were David Bagley, James K. Blackburn, and Wade Boggs. None of these persons at any time during fiscal 2009 was an employee of the Company or the Bank. In addition, none of these persons has at any time been an officer of the Company or the Bank. In addition, there are no relationships among the Company's executive officers, members of the Nominations and Compensation Committee of the Company or entities whose executives serve on the Board of Directors or the Nominations and Compensation Committee of the Company that require disclosure under applicable SEC regulations concerning relationships between management and the Company or the Bank or concerning indebtedness of management to the Company or the Bank. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Nominations and Compensation Committee. No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Nominations and Compensation Committee. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Some of the Company's officers and directors at present, as in the past, are customers of the Bank, and some of the Company's officers and directors are directors and officers of corporations or members of partnerships that are customers of the Bank. As such customers, they had transactions in the ordinary course of business in 2009 with the Bank, including borrowings, all of which were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of the Board of Directors, these loans did not involve more than a normal risk of collectability or present any other unfavorable features. Related party transactions between the Company or the Bank and the directors or executive officers are approved in advance by the Company's Board of Directors.

  RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The Board of Directors of the Company, as recommended and approved by the Audit Committee, is recommending to the shareholders the ratification of the appointment of the accounting firm of Crowe Horwath LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010. A representative of Crowe Horwath LLP is expected to attend the shareholder's meeting and will have the opportunity to make a statement and respond to appropriate questions from shareholders.

  Fees Incurred by the Company from its Independent Registered Public Accounting Firm During 2009 and 2008

         During the years ended December 31, 2009 and December 31, 2008, the Company incurred the aggregate fees set forth below from Crowe Horwath LLP, the Company's registered public accounting firm:

	2009	2008

Audit Fees[1]	$167,884	$163,999
Audit-Related Fees	-	-
Tax Fees[2]	16,401	17,611
All Other Fees[3]	4,696	4,696

Total Fees	$188,981	$186,306

  ________________________
      Audit Fees include fees billed or expected to be billed related to the annual independent audit of the Company's financial statements and reviews of the Company's annual report on Form 10-K and quarterly reports on Form 10-Q.

      Tax Fees include fees related to tax return preparation and other tax related assistance, planning and advice.

      Represents fees paid to Crowe Horwath LLP for compliance related software.

         The Audit Committee also has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services the Company's independent registered public accounting firm may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided by Crowe Horwath LLP during fiscal 2009 prior to Crowe Horwath LLP performing such services.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

  SHAREHOLDERS' PROPOSALS

         In order for any proposals by shareholders to be included in the Company's 2010 proxy statement and to be considered at the 2010 annual meeting, all such proposals intended for presentation at the 2010 annual meeting must be mailed to Tracy Porterfield, Chief Financial Officer and Secretary/Treasurer, First Pulaski National Corporation, 206 South First Street, Pulaski, Tennessee 38478 and must be received no later than December 8, 2010.

         Proposals should be sent to the Company by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

         For any other shareholder proposals to be timely (but not considered for inclusion in the Company's 2010 proxy statement) a shareholder must forward such proposal to Mr. Porterfield at the address set forth above prior to February 21, 2010.

  ANNUAL REPORT AND FORM 10-K

         The annual report of the Company to its shareholders for the fiscal year 2009 is being delivered with this proxy statement.

         Copies of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission will be mailed to shareholders without charge, upon written request made to: Tracy Porterfield, Chief Financial Officer and Secretary/Treasurer, First Pulaski National Corporation, 206 South First Street, P.O. Box 289, Pulaski, Tennessee, 38478, (931) 363-2585.

                                                                                                                                  By order of the Board of Directors

                                                                                                                                  /s/Tracy Porterfield

                                                                                                                                  Tracy Porterfield
                                                                                                                                  Corporate Secretary

  FIRST PULASKI NATIONAL CORPORATION
  PULASKI, TENNESSEE

  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON APRIL 29, 2010
  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

  PLEASE SIGN AND RETURN

         Know all men by these presents that I, the undersigned shareholder of the First Pulaski National Corporation, do hereby nominate, constitute and appoint Mark A. Hayes, Donald A. Haney and Tracy Porterfield, or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead to vote all the Common Stock of said Corporation standing in my name on its books on March 23, 2010, at the annual meeting of its shareholders to be held at the First National Bank of Pulaski Cox and Curry Center, 206 South First Street, Pulaski, Tennessee 38478, on Thursday, April 29, 2010, at 12:45 P.M., CDT or any adjournment or adjournments thereof, with all power the undersigned would possess if personally present as follows:

    (1)   ELECTION OF DIRECTORS

  [    ]   FOR ALL OF THE NOMINEES

  [    ]   WITHHOLD AUTHORITY FOR ALL OF THE NOMINEES

  [    ]   FOR ALL EXCEPT (see instruction below)

  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINESS, MARK "FOR ALL EXCEPT" ABOVE AND STRIKE A LINE THROUGH HIS OR HER NAME IN THE LIST BELOW:

David E. Bagley James H. Butler Charles D. Haney Linda Lee Rogers Bill Yancey	James K. Blackburn, IV William Lyman Cox Donald A. Haney R. Whitney Stevens, Jr.	Wade Boggs Gregory G. Dugger Mark A. Hayes Larry K. Stewart

    (2)   RATIFICATION OF THE SELECTION OF CROWE HORWATH LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

    (3)    Whatever other business may be brought before the meeting or any adjournment or adjournments thereof. Management at present knows of no other business to be presented at the meeting.

         THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED ABOVE UNLESS "AGAINST", "ABSTAIN", "WITHHOLD AUTHORITY FOR ALL OF THE NOMINEES" OR "FOR ALL EXCEPT" IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT UNLESS OTHERWISE INDICATED BELOW.

         TO WITHHOLD DISCRETIONARY AUTHORITY TO VOTE ON OTHER MATTERS AT ANNUAL MEETING, CHECK THIS BLOCK [   ].

         The management recommends a vote of "FOR" each of the listed propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

         IN WITNESS WHEREOF, I have hereunto set my hand this the __________ day of _________________, 2010.

Number of shares:	Proxy Number:

Signature of Shareholder(s), including title when signing as attorney, executor, administrator, trustee, guardian or corporate officer. If shares are held jointly, each shareholder named should sign